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                     AMENDMENT NO. 2 TO MANAGEMENT AGREEMENT

                                     BETWEEN

                            INTEGRAMED AMERICA, INC.

                                       AND

                          MPD MEDICAL ASSOCIATES, P.C.



         THIS AMENDMENT NO. 2 ("Amendment No. 2"), dated December 3, 2001, to the Management Agreement dated as of July 1, 1999 by and between IntegraMed America, Inc., a Delaware corporation, with its principal place of business at One Manhattanville Road, Purchase, New York 10577 ("IntegraMed") and MPD Medical Associates, P.C., a New York professional services corporation with its principal place of business at 200 Old Country Road, Mineola, New York 11501 ("PC").

                                    RECITALS:

         Management Company and PC entered into a Management Agreement dated as of July 1, 1999, as amended by agreement dated as of October 1, 2000 (collectively, the "Agreement").

Management Company and PC wish to amend further the Agreement, in pertinent part concerning certain financial and other terms and conditions.

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, Management Company and PC agree as follows:

         1. Section 6.4 is hereby deleted in its entirety and the following is hereby substituted therefor:


         "6.4 Commencing January 1, 2002, PC shall pay Management Company a Monthly Management Fee in the amount of Seventy-Nine Thousand One hundred Six Dollars ($79,106.00) for the period January 1, 2002 through and inclusive of December 31, 2002. Prior to January 1, 2003, PC and Management Company shall, in good faith negotiate a Monthly Management Fee for the period commencing January 1, 2003. In the event Management Company and PC are unable to negotiate successfully a Monthly Management Fee for the period commencing January 1, 2003, then the Monthly Management Fee of $79,106.00 shall remain in effect until such time as a new Monthly Management Fee is agreed upon."

         2. Section 7.1.2 of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

         "7.1.2 Management Company shall pay each of Dr. San Roman and Dr. Kristen Cain One-Hundred Seventy-Five Thousand Dollars ($175,000.00), in cash, within 30 days after execution of this Amendment No.2 as a result of Dr. James Stelling and Dr. Maria Seketos each acquiring 25 shares of the capital stock of P.C. in accordance with the terms and conditions of the Stock Purchase Agreement made as of July 1, 2001, among PC, Dr. San Roman, Dr. Kristen Cain, Dr. James Stelling and Dr. Maria Seketos.

         3. This Amendment is made pursuant to Section 12.5 of the Agreement.

         4. All other provisions of the Agreement, as amended, not in conflict with this Amendment No. 2 remain in full force and effect.



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         IN WITNESS WHEREOF, the parties have signed this Amendment No. 2 the date first above written.


INTEGRAMED AMERICA, INC.



By:/s/Gerardo Canet
   -----------------------------------
      Gerardo Canet, President & CEO




MPD MEDICAL ASSOCIATES, P.C.



By:/s/Gabriel San Roman, M.D.
   ------------------------------------
      Gabriel San Roman, M.D., President